CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 2, 2026, relating to the financial statements and financial highlights of T-REX 2X Long Apple Daily Target ETF, T-REX 2X Long Alphabet Daily Target ETF, T-REX 2X Long Microsoft Daily Target ETF, T-REX 2X Long HOOD Daily Target ETF, T-REX 2X Long DJT Daily Target ETF, T-REX 2X Long RBLX Daily Target ETF, T-REX 2X Long GME Daily Target ETF, T-REX 2X Long SNOW Daily Target ETF, T-REX 2X Long CRWV Daily Target ETF, T-REX 2X Long SMR Daily Target ETF, T-REX 2X Long CRCL Daily Target ETF, T-REX 2X Long GLXY Daily Target ETF, T-REX 2X Long AFRM Daily Target ETF, T-REX 2X Long KTOS Daily Target ETF, T-REX 2X Long TTD Daily Target ETF, T-REX 2X Long BMNR Daily Target ETF, T-REX 2X Inverse CRWV Daily Target ETF and T-REX 2X Inverse CRCL Daily Target ETF, each a series of ETF Opportunities Trust, which are included in Form N-CSR for the year or period ended December 31, 2025, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Management and Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Cleveland, Ohio
April 29, 2026